UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 9, 2013

GENERAL EMPLOYMENT
ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Illinois	1-05707	36-6097429
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Tower Lane, Suite 2200, Oakbrook Terrace, Illinois	60181
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 954-0400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders

On September 9, 2013, General Employment Enterprises, Inc. (the “Company”) held its 2013 Annual Meeting of Stockholders (the “Annual Meeting”) for the purpose of electing four directors of the Company, to ratify the appointment of the Company’s independent registered public accounting firm, to vote to adopt and approve the Company’s 2013 Incentive Stock Plan and to vote to amend the Company’s Articles of Incorporation.

The total number of votes cast in person or by proxy at the Annual Meeting was 15,396,051.  Each director nominee was elected.  Set forth below are the results of the Annual Meeting:

1.	Proposal 1.	Election of Directors

Name	Shares For	Shares Against	Abstain

Michael Schroering	15,366,864	0	29,187
Edward Hunter	15,366,864	0	29,187
Thomas Williams	15,366,864	0	29,187
Dennis Baker	15,366,864	0	29.187

2.	Proposal 2.	Ratification of Appointment of Auditors

In addition, at the Annual Meeting the Company’s stockholders ratified the Company’s appointment of Friedman LLP, as the Company’s independent certified accountants, as follows:

Shares For	Shares Against	Abstain

15,381,889	11,934	2,228

3.	Proposal 3.	To Adopt and Approve the Company’s 2013 Incentive Stock Plan

Shares For	Shares Against	Abstain

15,360,862	20,114	15,075

4.	Proposal 4.	Approval of an Amendment to the Company’s Articles of Incorporation to Increase the Company’s Authorized Stock

Shares For	Shares Against	Abstain

15,358,002	37,974	75

5.	Proposal 5.	Approval of an Amendment to the Company’s Articles of Incorporation to Reduce the Stockholder Vote Required to Approve Certain Actions

Shares For	Shares Against	Abstain

15,359,241	36,702	108

6.	Proposal 6.
Approval of an Amendment to the Company’s Articles of Incorporation to eliminate a series of preferred stock, to clarify that its stockholders are not entitled to cumulative voting or preemptive rights, to provide that our officers and directors are entitled to indemnification to the full extent permitted by applicable law, and to limit certain personal liability of its directors.

Shares For	Shares Against	Abstain

15,357,597	38,421	33

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 12, 2013	GENERAL EMPLOYMENT ENTERPRISES, INC.

	By:	/s/Andrew Norstrud
Andrew Norstrud
Chief Financial Officer